Globe Specialty Metals Closes $300 million Syndicated Revolving Credit Facility with 14 Banks

•	Refinances $96.5 million of existing debt and closing costs
•	Provides an additional $203.5 million of borrowing availability, in addition to $140.7 million cash balance at March 31, 2012
•	Proceeds to be used to fund acquisitions, growth initiatives, stock buy-backs, working capital and for general corporate purposes
•	Reduces interest rate to LIBOR plus 1.75% at current leverage ratio
•	Provides a five-year term with no required principal amortization
•	Credit facility led by Fifth Third Bank as Joint Lead Arranger and Administrative Agent and Bank of America Merrill Lynch as Joint Lead Arranger

New York, June 6, 2012 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”) today announced the closing of a new $300 million syndicated credit facility.  The facility refinanced existing debt and closing costs of $96.5 million and provides an additional $203.5 million of borrowing availability.  This availability, along with the Company’s $140.7 million cash balance at March 31, 2012, will provide significant capital to finance acquisitions, growth initiatives, stock buy-backs, working capital and be used for general corporate purposes.

The facility is a revolving loan and does not require a borrowing base.  It has a five year term and, at the current leverage ratio, carries an interest rate of LIBOR plus 1.75%.  The loan has certain financial covenants, negative covenants and restrictions.  The credit facility was led by Fifth Third Bank as Joint Lead Arranger and Administrative Agent, Bank of America Merrill Lynch as Joint Lead Arranger and,  Keybank National Association, Sovereign Bank, N.A. and Wells Fargo Bank, N.A. as Co-Syndication Agents  The facility also includes as Co-Documentation Agents BBVA Compass Bank, Citibank, N.A., Citizens Bank of Pennsylvania, HSBC Bank USA N.A., and PNC Bank, National Association and, as Participants, First Niagara Bank, N.A., Capital One, National Association, Branch Banking and Trust Company and Comerica Bank.

Globe Executive Chairman Alan Kestenbaum commented, “We are very pleased to have closed this financing and to partner with this distinguished group of financial institutions.  This credit facility will add significant flexibility and capacity as we pursue the future growth of our Company.  Credit constrained environments tend to create opportunities for companies who have remained disciplined and liquid.   Our balance sheet, combined with this new credit facility, will give us the resources to capitalize on these types of opportunities.”

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. The Company is headquartered in New York City. For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; and ability to acquire or renew permits and approvals.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

CONTACT: Globe Specialty Metals, Inc.
Mal Appelbaum, 212-798-8123
Chief Financial Officer
Email: mappelbaum@glbsm.com